As filed with the Securities and Exchange Commission on July 20, 2007 Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         BENEFICIAL MUTUAL BANCORP, INC.
             (exact name of registrant as specified in its charter)

       UNITED STATES                                     56-2480744
       -------------                                     ----------
(State or other jurisdiction of                 (IRS EmployerIdentification No.)
 incorporation or organization)

                          510 WALNUT STREET, 19TH FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19106
                                 (215) 864-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                   BENEFICIAL MUTUAL SAVINGS BANK 401(K) PLAN
                 BENEFICIAL INSURANCE SERVICES, LLC 401(K) PLAN
                            (Full Titles of the Plans)
                 ----------------------------------------------

                                                    COPIES TO:
GERARD P. CUDDY                                     GARY R. BRONSTEIN
PRESIDENT AND CHIEF EXECUTIVE OFFICER               LORI M. BERESFORD
BENEFICIAL MUTUAL BANCORP, INC.                     MULDOON MURPHY & AGUGGIA LLP
510 WALNUT STREET, 19TH FLOOR                       5101 WISCONSIN AVENUE, N.W.
PHILADELPHIA, PENNSYLVANIA  19106                   WASHINGTON, D.C.  20016
(215) 864-6000                                      (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

======================================================================================================================
                                       Amount          Proposed Maximum       Proposed Maximum         Amount of
   Title of Securities to be           to be          Offering Price Per     Aggregate Offering      Registration
           Registered                Registered            Share(1)               Price(2)                Fee
----------------------------------------------------------------------------------------------------------------------
          Common Stock
         $.01 par Value              2,371,384               $9.55               $22,646,718             $696
----------------------------------------------------------------------------------------------------------------------
         Participation
           Interests                    (3)                                                               (4)
======================================================================================================================

(1) The average of the high and low price of the common stock of Beneficial Mutual Bancorp, Inc. (the "Common Stock") on the Nasdaq Global Select Market on July 18, 2007, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(4) The securities of Beneficial Mutual Bancorp, Inc. (the "Company" or the "Registrant") to be purchased by the Beneficial Mutual Savings Bank 401(k) Plan and the Beneficial Insurance Services, LLC 401(k) Plan (collectively referred to herein as the "Plan") are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h)(2), no separate fee is required for the participation interests. In accordance with Rule 457(h) under the Securities Act, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of the Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462

BENEFICIAL MUTUAL BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Beneficial Mutual Savings Bank 401(k) Plan and the Beneficial Insurance Services, LLC 401(k) Plan (collectively referred to herein as the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Beneficial Mutual Bancorp, Inc. (the "Registrant" or the "Company") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by the Registrant (File No. 333-141289 pursuant to Rule 424(b)(3) on May 18, 2007, which includes (i) the financial statements of Beneficial Mutual Bancorp, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related statements of income, changes in retained earnings and cash flows for each of the years in the 3-year period ended December 31, 2006; together with the related notes and report of Deloitte & Touche LLP, independent registered public accounting firm.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and filed with the SEC on June 28, 2007 (File No. 001-33476).

         (c) The description of the Registrant's common stock contained in Registrant's Form 8-A12B (File No. 001-33476), as filed with the SEC pursuant to
Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on May 17, 2007.

         (d) The Registrant's current report on Form 8-K filed with the SEC on July 18, 2007 (File No. 001-33476).

         (e) The Form 11-Ks for the plan year ended December 31, 2005 filed with the SEC on July 20, 2007.

         (f) All the documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act (excluding items 2.02 and 7.01 of Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Directors, officers and employees of the Registrant may be entitled to benefit from the indemnification provisions contained in the Registrant's Bylaws. Article XII of the Registrant's Bylaws provides for the following:

ARTICLE XII

         SECTION 1. INDEMNIFICATION. The Company shall indemnify its directors, officers and employees to the fullest extent authorized by applicable law and regulations as the same exist or may hereafter be amended.

         SECTION 2. PAYMENT OF EXPENSES. If a majority of the directors of the Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification as authorized in Section 1 of this Article, the directors shall authorize payment of reasonable costs and expenses, including reasonable attorney's fees, arising from defense or settlement of such action. This obligation shall, however, not prevent the directors of the Company from imposing such conditions on a payment of expenses as they deem warranted and in the best interest of the Company. Before making an advance under this section of these bylaws, the Company shall obtain an agreement that the Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         SECTION 3. INSURANCE. The Company shall have the power to purchase and maintain insurance to protect it and any person who is or was a member of the board of directors, officer or employee of the Company from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as a director, officer or employee of the Company. However, the Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         In addition, generally, federal law provides indemnity coverage for:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the association, for:

             (i) Any amount for which that person becomes liable under a judgment in such action; and

             (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person only if:

             (i)         Final judgment on the merits is in his or her favor; or

             (ii)        In case of:

                         a.       Settlement;
                         b.       Final judgment against him or her; or
                         c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

However, no indemnification shall be made unless the association gives the Office of Thrift Supervision at least 60 days' notice of its intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises the association in writing, within such notice period, of its objection thereto.

         (c) As used in this paragraph:

             (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

             (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

             (iii) "Final judgment" means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

             (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of NOLO CONTENDERE.

         The Company also maintains directors and officers insurance to insure its directors and officers and the directors and officers of its subsidiaries against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         10(a) Beneficial Mutual Savings Bank 401(k) Plan(1)
         10(b) Beneficial Insurance Services, LLC 401(k) Plan(2)
         23    Consent of Deloitte & Touche LLP
         24    Power of Attorney (contained on the signature pages).
-------------------
(1) Incorporated herein by reference to the Registrant's Form S-1/A Registration Statement - Exhibit 10.3(a) filed with the SEC on April 30, 2007.
(2) Incorporated herein by reference to the Registrant's Form S-1/A Registration Statement - Exhibit 10.3(b) filed with the SEC on April 30, 2007.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the Volume of Securities Offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Beneficial Mutual Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on July 20, 2007.

                                       BENEFICIAL MUTUAL BANCORP, INC.


                                       By: /s/ Gerard P. Cuddy
                                           -------------------------------------
                                           Gerard P. Cuddy
                                           President and Chief Executive Officer
                                           (duly authorized representative)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gerard P. Cuddy, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Name                                        Title                            Date
      ----                                        -----                            ----

/s/ Gerard P. Cuddy                     President and Chief Executive Officer   July 20, 2007
---------------------------             (principal executive officer)
Gerard P. Cuddy



/s/ Joseph F. Conners                   Chief Financial Officer                 July 20, 2007
---------------------------             (principal accounting and
Joseph F. Conners                       financial officer)



/s/ R. Joseph Barnes, Jr.               Director                                July 20, 2007
---------------------------
R. Joseph Barnes, Jr.



/s/ Edward G. Boehne                    Director                                July 20, 2007
---------------------------
Edward G. Boehne

                                       7


/s/ Frank A. Farnesi                    Director                                July 20, 2007
---------------------------
Frank A. Farnesi



/s/ Elizabeth H. Gemmill                Director                                July 20, 2007
---------------------------
Elizabeth H. Gemmill



                                        Director
---------------------------
Thomas F. Hayes



/s/ Paul M. Henkels                     Director                                July 20, 2007
---------------------------
Paul M. Henkels



                                        Director
---------------------------
William J. Henrich, Jr.



/s/ Charles Kahn, Jr.                   Director                                July 20, 2007
---------------------------
Charles Kahn, Jr.



/s/ Thomas J. Lewis                     Director                                July 20, 2007
---------------------------
Thomas J. Lewis



                                        Director
---------------------------
Joseph J. McLaughlin



/s/ Michael J. Morris                   Director                                July 20, 2007
---------------------------
Michael J. Morris



                                        Director
---------------------------
George W. Nise



/s/ Donald F. O'Neill                   Director                                July 20, 2007
---------------------------
Donald F. O'Neill

THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Beneficial Mutual Savings Bank 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on July 20, 2007.


                                               BENEFICIAL MUTUAL SAVINGS BANK
                                               401(K) PLAN



                                               By: /s/ Joseph M. Vetter
                                                   -----------------------------
                                                   Joseph M. Vetter
                                                   Plan Administrator

THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Beneficial Insurance Services, LLC 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on July 20, 2007.


                                              BENEFICIAL INSURANCE SERVICES, LLC
                                              401(K) PLAN



                                              By: /s/ Joseph F. Robinson
                                                  ------------------------------
                                                  Joseph F. Robinson
                                                  Plan Administrator



                                 EXHIBIT INDEX
                                 --------------


                                                                                                                  Sequentially
                                                                                                                    Numbered
   Exhibit No.                       Description                               Method of Filing                  Page Location
------------------      --------------------------------------     -----------------------------------------    -----------------
     10.3(a)            Beneficial Mutual Savings Bank             Incorporated herein by reference to the
                        401(k) Plan                                Registrant's Form S-1/A Registration
                                                                   Statement - Exhibit 10.3(a) filed
                                                                   with the SEC on April 30, 2007.

     10.3(b)            Beneficial Insurance Services, LLC         Incorporated herein by reference to the
                        401(k) Plan                                Registrant's Form S-1/A Registration
                                                                   Statement - Exhbit 10.3(b) filed
                                                                   with the SEC on April 30, 2007.

     23                 Deloitte & Touche LLP                      Filed herewith.

     24                 Power of Attorney                          Located on the signature page.